UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
Max & Erma’s Restaurants, Inc.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11514 (Commission File Number)	31-1041397 (IRS Employer Identification No.)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 22, 2007, Max & Erma’s Restaurants, Inc. (the “Company”) entered into an Indemnification Agreement with Curtis A. Loveland in consideration of his service as a director of the Company. The form of director Indemnification Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated June 12, 2006, and filed with the Securities and Exchange Commission on June 16, 2006.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 22, 2007, the Company’s Board of Directors elected Curtis A. Loveland, to the Company’s Board of Directors as a Class I member. Mr. Loveland, age 60, has been a partner at Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979, where he heads the Corporate Department and practices in the areas of corporate and securities law. He is a graduate of The Ohio State University Moritz College of Law (JD 1973) and Ohio University (BBA 1968). He also serves as a member of the boards of directors of Rocky Brands, Inc., Nelsonville, Ohio (Nasdaq RCKY), and Applied Innovation Inc., Dublin, Ohio (Nasdaq AINN), and is Secretary of CheckFree Corporation, Norcross, Georgia (Nasdaq CKFR). He is also on the board of directors of Real Living, Inc., Columbus, Ohio and the Association for Corporate Growth, Columbus Chapter. Mr. Loveland was appointed by the Board of Directors to serve on the Company’s Nominating and Corporate Governance Committee. The Board of Directors determined that Mr. Loveland is an independent director and satisfies the independence requirements of Nasdaq Rule 4200(a)(15).
     Mr. Loveland is a partner in the law firm Porter, Wright, Morris & Arthur, LLP, which has provided and continues to provide legal services to the Company. During fiscal 2006, the Company paid aggregate fees of approximately $345,000 to that firm and has paid aggregate fees of approximately $94,000 to date in fiscal 2007.
Item 8.01 Other Events.
     With the appointment of Curtis A. Loveland to the Company’s Board of Directors, the Company notified Nasdaq that it has regained compliance with Nasdaq Rule 4350(c)(1) during the grace period afforded by Nasdaq Rule 4350(c)(1). Nasdaq Rule 4350(c)(1) requires that a majority of the board of directors of the Company must be comprised of independent directors as defined by Nasdaq Marketplace Rule 4200(a)(15). On February 22, 2007, Nasdaq notified the Company that it had determined that the Company complies with Nasdaq Rule 4250(c)(1).
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Max & Erma’s Restaurants, Inc. and various directors and executive officers of the Company (Reference is made to Exhibit 10.1 of Current Report on Form 8-K, dated June 12, 2006 and filed June 16, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: February 26, 2007
	By:	/s/ William C. Niegsch, Jr.

William C. Niegsch, Jr., Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Max & Erma’s Restaurants, Inc. and various directors and executive officers of the Company (Reference is made to Exhibit 10.1 of Current Report on Form 8-K, dated June 12, 2006 and filed June 16, 2006).